UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2015

SWK HOLDINGS CORPORATION

 (Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Form 8-K is being filed by SWK Holdings Corporation (“SWK” or the “Company”) to clarify the timing of trading of the Company’s common stock on a post-split basis.

On September 15, 2015, SWK announced the execution of the previously announced stock split effective as of 5:00 p.m. on September 15, 2015.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) had not yet issued an announcement regarding the Company’s common stock trading on a post-split basis when the market opened on September 16, 2015; and as a result, trading of the Company’s common stock was halted after briefly opening on September 16, 2015, on the OTCQB.

FINRA has reviewed the trading in SWK common stock for September 16, 2015, and has determined to rule all such transactions to be null and void.

FINRA has indicated that trading will resume 8:00:00 AM E.T. on Thursday, September 17, 2015, on a pre-split basis.

The Company’s common stock will trade on OTCQB on a post-split basis under CUSIP number 78501P 203 following announcement by FINRA. The Company expects an announcement regarding the timing of the Company’s post-split trading by FINRA shortly.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: September 16, 2015

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